EXHIBIT 99.3
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              ANDRESMIN'S WORK PROGRAM ON WINICOCHA AND CLAVELLA 2
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             CLAIM BLOCK FURTHER DEFINES AND EXTENDS ANOMALOUS AREA
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LIMA, PERU,  February 7, 2005 - Andresmin Gold  Corporation  ("Andresmin" or the
                                ---------------------------
"Company")  (NASD OTC-BB:  "ADGD") is pleased to report  results from the recent
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work program on its  Winicocha  Copper Gold Porphyry  Project.  The work program included detailed mapping and rock channel sampling of the property, including the newly acquired Clavella 2 claim block. This work has further confirmed and defined the previously identified copper gold and molybdenum anomalous areas. It has also extended these anomalous areas to the northeast, northwest and southeast, and they remain open in those directions.

The results from the 350 samples taken by Andresmin include:

     o 38 samples with +0.1% copper including 5 samples between 0.5% and 1% copper.

     o 83 samples with +0.1 gram per tonne (g/t) gold including 16 samples between 1 g/t and 5 g/t.

     o 66 samples with +2 g/t silver including samples between +10 g/t silver and 71 g/t silver.

     o 78 samples with +10 parts per million (ppm) molybdenum including 8 samples between +100 ppm and 343 ppm molybdenum.

The mineralization identified on Winicocha covers a very large area. Gold (+1 g/t) and molybdenum (10 ppm - 343 ppm) mineralization covers 700 hectares forming a block approximately 4 km by 3 km.

Copper (+1000 ppm) is concentrated in a 250 Ha block 3.5 km long by 1.3 km wide, within the gold and molybdenum area.

Winicocha is located 160 km east southeast of Southern Peru Copper Corp.'s Las Chancas which has an estimated reserve of 200 Mt @ 1% copper, 0.08% molybdenum,
0.12 g/t gold. It is located 80 km north of BHP's Tintaya deposit and approx. 60 km east of Las Bambas which was recently purchased by XStrata Corp. for $125 Million.

A geophysics program of Induced Polarization, Resistivity and Ground Magnetics is planned to commence immediately to cover the newly discovered areas of anomalous gold, copper and molybdenum and further investigate the Clavella 2 claim block.

Detailed mapping has further defined phyllic, argillic and propylitic alteration zones corresponding to the areas of anomalous geochemistry. Phyllic alteration is an important alteration type in Porphyry deposits and the identification of this zone is a very important step in our understanding of the deposit and further defining drill hole locations. The phyllic alteration core grades into an argillic alteration zone which grades outwardly into a mixed argillic-propylitic zone which finally grades into an outermost area of propylitic alteration.

Sampling of the Winicocha property is done by qualified professional geologists using industry best practices. Andresmin has always had quality control programs in effect. Samples are treated and analyzed by ALS Chemex, an ISO 9001:2000 registered laboratory. Gold is analyzed by fire assay and base metals by ICP-AES by ALS in Vancouver.

About Andresmin Gold Corporation
--------------------------------

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with ten projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts an inferred reserve of 1.4 million ounces of gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.

For further information please contact:
Resourcex Group:
Toll (888) 689-1620
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investor@andresmin.com
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www.andresmin.com
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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS,   ANDRESMIN'S  ANALYSIS  OF  OPPORTUNITIES  IN  THE  ACQUISITION  AND
DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.